Exhibit (c)(3)

Presentation to the Board of Directors August 27, 2006 Project Franklin

Table of Contents Project Franklin Section 1 Summary of Current Proposal Section 2 Equity Market Environment Section 3 Midstream Transaction Environment Section 4 Kite Financial Overview Section 5 Valuation of Kite Section 6 Strategic Alternatives Appendix A Valuation of Key General Partnership Appendix B Valuation of NGPL Appendix C Valuation of Terasen Gas Appendix D Valuation of Kite Canada Appendix E Valuation of Key

Project Franklin Section 1 Summary of Current Proposal

Summary of Current Proposal Situation Overview Project Franklin 1Original Proposal On May 28, 2006, Richard D. Kinder, Chairman and CEO of the Company (“Kite”), along with a group of investors led primarily by Goldman Sachs (“GS Capital Partners”) sent a letter to the Board of Directors of Kite indicating its willingness to purchase all of the outstanding shares of common stock of Kite at a cash purchase price of $100 per share (the “Proposal”) Other investors in the deal include senior management of Kite, co-founder Bill Morgan, Board members Fayez Sarofim and Mike Morgan, AIG, The Carlyle Group and Riverstone Holdings LLC Proposed bid structure includes $2.8 billion of equity roll-over from management and participating Board members, $4.5 billion of equity from financial sponsors and approximately $14.5 billion of total debt (based on estimated 12/31/06 cash and debt balances) Current Proposal On August 22, 2006, Richard Kinder and the group of investors indicated that they were prepared to revise their proposal to $107.50 per share

Summary of Current Proposal Situation Overview (cont’d) Project Franklin 2Morgan Stanley and The Blackstone Group discussed structure and valuation alternatives with the Special Committee regularly throughout the transaction process Morgan Stanley and The Blackstone Group had periodic conversations with various other parties regarding potential interest in a competing bid for Kite 28-May-06 28-May-06 Richard D. Kinder and a group of investors led primarily by GS Capital Partners offered to purchase all of the outstanding shares of common stock of Kite at a cash purchase price of $100 per share13-Jun-06 11-Jul-06 14-Aug-06 21-Aug-06 Morgan Stanley and The Blackstone Group performed due diligence and spoke with energy industry participants and private equity investors who may be interested in acquiring Kite13-Jun-06 Kite announced that the Special Committee had retained Morgan Stanley and The Blackstone Group as its financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor to review and evaluate alternative proposals11-Jul-06 Morgan Stanley and The Blackstone Group met with the Special Committee and formally presented their evaluation of the Proposal and other potential alternatives Multiple discussions with the buying group about the Proposal 14-Aug-06 Morgan Stanley and The Blackstone Group met with the Special Committee and other Independent Directors and formally presented their evaluation of the Proposal and other potential alternatives21-Aug-06 Morgan Stanley and The Blackstone Group met with Special Committee to discuss valuation

Summary of Current Proposal Scope of Morgan Stanley and Blackstone's Work Project Franklin 3For purposes of the opinion set forth, Morgan Stanley and Blackstone have: Reviewed certain publicly available financial statements and other business and financial information of Kite and Key, the general partner of which Kite owns and in which Kite owns a significant limited partner interest Reviewed certain internal financial statements and other financial and operating data concerning Kite prepared by the managements of Kite and Key, respectively Reviewed certain financial projections prepared by the managements of Kite and Key, respectively Discussed the past and current operations and financial condition and the prospects of Kite with senior executives of Kite and discussed the risks related thereto with the management of Kite Discussed with the management of Kite potential restructuring plans for Kite prepared and presented by the management of Kite Reviewed the reported prices and trading activity of Kite Common Stock and the common stock of Key Compared the financial performance of Kite and the prices and trading activity of Kite Common Stock with that of certain other comparable publicly-traded companies and their securities Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions Participated in discussions and negotiations among representatives of Kite, Parent and their financial and legal advisors Reviewed a draft of the Merger Agreement, dated August 25, 2006, the draft Rollover Commitments and the draft Financing Commitments of Parent and Merger Sub (as defined in the Merger Agreement), and certain related documents Performed such other analyses and considered such other materials and factors as we have deemed appropriate

Summary of Current Proposal Scope of Morgan Stanley and Blackstone's Work (cont’d) Project Franklin 4We have assumed and relied upon, without independent verification: The accuracy and completeness of the information made available to us by Kite for the purposes of this opinion That the financial projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Kite and Key That the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) Parent will obtain financing for the Merger in accordance with the terms set forth in the Financing Commitments, and (ii) the transactions contemplated by the Rollover Commitments will be consummated in accordance with their terms That there will be no delay in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Merger, that no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger

Project Franklin

Summary of Current Proposal

Third Party Discussions

- Morgan Stanley and The Blackstone Group held discussions with various third parties, none of whom was willing to make a competing proposal for the company at this time

	Equity/Aggregate Value $Bn	Credit Rating
General Industrials		
GE	351 / 697	Aaa / AAA
Majors (Domestic)		
ExxonMobil	417 / 389	Aaa / AAA
Chevron	146 / 146	Aa2/AA
ConocoPhillips	111 / 141	A- / A1
Majors (International)		
BP	235 / 249	Aa1 / AA+
Royal Dutch Shell	230 / 241	Aa1 / AA
Encana	45 / 51	Baa2 / A-
BG Group	46 / 46	A2 / A-

	Equity/Aggregate Value $Bn	Credit Rating
Pipelines / Utilities / R&M (Domestic)		
Valero	39 / 43	Baa3 / BBB-
Duke	38 / 59	Baa2 / BBB
Dominion	28 / 47	Baa2 / BBB
Williams	15 / 22	Ba2 / BB-
AES	14 / 31	Ba3 / BB-
El Paso	10 / 25	B2 / B+
Koch	NA / NA	-
MidAmerican / Berkshire Hathaway	NA / NA	Aaa / AAA
Pipelines / Utilities / R&M (International)		
E.ON	84 / 88	Aa3 / AA-
Suez	54 / 70	A2 / A-
National Grid	32 / 52	Baa1 / A
Centrica	20 / 19	A3 / A
TransCanada	15 / 28	A3 / NR
Enbridge	11 / 20	A3 / A-

	Fund Size or Equity/Aggregate Value $Bn	Credit Rating
Financial Sponsors		
Blackstone	15.6	-
Cerberus	15.0	-
TPG	13.0	-
KKR	12.5	-
Perry Capital	10.2	-
Apollo	10.1	-
Borealis Infrastructure	Up to 10.0	-
Warburg Pincus	8.0	-
First Reserve	7.0	-
Macquarie	6.0	-
Och-Ziff	5.8	-
Sponsor Partners		
Enterprise	11 / 16	Baa3 / BB+
Energy Transfer	4 / 7	-

Source Capital IQ

The Blackstone Group
Morgan Stanley
5

Project Franklin Summary of Current Proposal Transaction Overview 6Offer Overview The offer, as most recently communicated, contemplates Kite borrowing approximately $7Bn and issuing more than $5Bn in new equity to the consortium of financial sponsors These funds would be used to repurchase 100% of the common stock of Kite not owned by Kimberly Dang, Steven Kean, David Kinder, Richard Kinder, Joe Listengart, Bill Morgan, Mike Morgan, Fayez Sarofim, Park Shaper and James Street Notes As of 06/30/06 Excludes a $1.0Bn contingent equity commitment that investors will provide to the entity if it fails to achieve a determined interest coverage test (2) Illustrative Sources and Uses of Cash in Proposal (1)$BnSourcesUsesPrivate Equity Consortium Investment5.1Acquisition Non-Management Equity11.6Kite Management Equity3.0Kite Management Equity3.0Existing & New Debt14.1Existing Debt7.2Fees0.4Total Sources22.2Total Uses22.2

Project Franklin

Summary of Current Proposal

Transaction Overview (cont'd)

Summary Description and Key Terms and Conditions

Description:	• Management led consortium acquires 100% of non-management owned common stock of Kite
Consideration:	• $107.50/share
Equity Value:	• $14.6 Bn[1]
Aggregate Value:	• $21.8 Bn[2]

Transaction Multiples:	AV / EBITDA[4]		P / E[4]	
	2006[2]	2007[3]	2006	2007
	12.6x	11.7x	21.5x	19.8x

Premiums Paid:	30 Day Trailing Average $86.40	60 Day Trailing Average $88.37	1 Year Trailing Average $90.53	5 Year Trailing Average $61.83	LTM High $101.44	LTM Low $76.40
	24.4%	21.6%	18.7%	73.9%	6.0%	40.7%

Notes

1. Based on 135.7MM fully diluted shares outstanding; based on Treasury method for all in-the-money options
2. Based on 6/30/06 cash balance of $168MM, total debt of $7.4Bn and excludes minority interest of $1.3Bn
3. Based on adjusted 6/30/06 cash balance of $168MM and total debt of $5.6Bn (pro forma for sale of Retail, TransMountain and 75% of Corridor)
4. Assumes EBITDA projections of $1,732 and $1,721 and EPS estimates of $5.00 and $5.44 for 2006 and 2007, respectively, provided by management (which include other income and exclude minority interest as does aggregate value)

The Blackstone Group

Morgan Stanley

7

Summary of Current Proposal

Transaction Overview (cont'd)

Summary Description of Key Terms and Conditions

Acquiror • Merger Sub, an acquisition vehicle and wholly owned subsidiary of an LLC set up by the bidding group (“Parent”), will merge with and into the Company, with the Company subsequently becoming a wholly owned subsidiary of Parent

Closing Conditions /

Termination Provisions

• Company stockholder approval of 2/3 of shares outstanding

• Expiration of antitrust waiting period and regulatory approvals

• Representations and warranties bringdown subject to material adverse change (in the event of a breach, 30 day period to cure)

• No material adverse change to the Company has occurred and is continuing at the close

Deal Protection • “No shop” provision (with standard fiduciary out)

• Termination Fee from Company to Parent: $220 million, or 1.5% of equity value

• Termination Fee from Parent to Company: $220 million, or 1.5% of equity value

(sponsors are guaranteeing termination fee)

Other Key Provisions • Standard representations and warranties for Company and Parent

• Standard covenants related to the conduct of business

• No financing contingency 8

Project Franklin

Summary of Current Proposal

Equity Market Performance – Since Announcement

As of August 22, 2006

- **Since the consortium announced its proposal, Kite has traded in-line with the proposed offer, the S&P 500 has increased 1.5%, the Midstream Index [1] has increased 9.3% and the MLP Index [2] has increased 8.0%**

Kite vs Key, MLP Index and Midstream Index [1][2]
$


104
100
96
92
88
84
80
5/26/06
6/7/06
6/16/06
6/27/06
7/7/06
7/18/06
7/27/06
8/7/06
8/22/06
Kite
+20.5%
Midstream
+9.3%
MLP
+8.0%
Key
-0.9%
Kite
Key
MLP Index
Midstream Index

Source FactSet

Notes
1. Midstream Index includes Enbridge, El Paso ONEOK, Southern Union, TransCanada, Williams
2. MLP Index includes Boardwalk Pipeline Partners, Copano Energy, DCP Midstream, Enbridge Energy Partners, Enterprise Products Partners, Energy Transfer Partners, Genesis Energy, Holly Energy, Hiland Partners, Magellan Midstream, MarkWest Energy, ONEOK Partners, Plains All American, Regency Energy Partners, Sunoco Logistics, TC Pipelines, Valero L.P, Williams Partners, Crosstex Energy

The Blackstone Group
Morgan Stanley
9

Project Franklin

Summary of Current Proposal

Kite Valuation Matrix

As of August 22, 2006

Valuation Matrix
($MM, except per share values)

Price	Premium to Unaffected	Premium/ (Discount) to LTM High	Premium to LTM Low	Implied Equity Value	Implied Aggregate Value	Price / Earnings [1] [2] 2006E	Price / Earnings [1] [2] 2007E	Agg. Value / EBITDA [2] 2006E	Agg. Value / EBITDA [2] 2007E
Statistic	*$84.41*	*$101.44*	*$76.40*	*$11,425*	*$18,638*	*$5.00*	*$5.44*	*$1,732*	*$1,721*
84.41	0.0%	(16.8%)	10.5%	11,425	18,638	16.9x	15.5x	10.8x	9.9x
100.00	18.5%	(1.4%)	30.9%	13,561	20,774	20.0x	18.4x	12.0x	11.1x
105.00	24.4%	3.5%	37.4%	14,246	21,459	21.0x	19.3x	12.4x	11.5x
107.50	27.4%	6.0%	40.7%	14,588	21,801	21.5x	19.8x	12.6x	11.7x
110.00	30.3%	8.4%	44.0%	14,931	22,144	22.0x	20.2x	12.8x	11.9x
115.00	36.2%	13.4%	50.5%	15,616	22,829	23.0x	21.1x	13.2x	12.3x
Mean Midstream Peers						18.3x	16.4x	9.9x	9.4x
Mean MLP Peers								11.3x	9.8x
Mean LDC Peers						17.2x	16.2x	8.4x	7.9x
Mean C-Corp Peers						18.8x	16.5x	10.2x	9.6x

Notes
1. Median IBES estimates for peer valuations; management estimates for Kite
2. Multiples adjusted for sale of TransMountain, 75% sale of Corridor, and sale of Retail

The Blackstone Group

Morgan Stanley 10

Project Franklin

Summary of Current Proposal

Selected Wall Street Perspectives on Proposal

Selected Wall Street Perspectives on Proposal

	Credit Suisse	UBS	Lehman Brothers	citigroup	Morgan Stanley
Analyst	Carl Kirst	Ronald J. Barone	Richard Gross	John K. Tysseland	Scott Soler
Price Target					
Pre-Announcement	$110	$106	$100	$105	$105
Post-Announcement	$100	$100	$100	$105	$105
Transaction Commentary	"... investors will generally see the $100 proposal as fair given both the upside involved as well as recognition that interest rate fears... have eaten into the stock's valuation." "... we see no feasible/hostile M&A suitors that put Kite into play." "... fundamentally driven by Key's GP valuation and free cash characteristics rather than from the undervalued nature of its pipelines and utilities."	"We would be surprised to see a competing higher bid." "We believe this underscores the value of infrastructure assets such as pipelines." "... this transaction will cause investors to raise the valuation matrix that were applied to pipelines and other energy infrastructure assets." "We feel [the potential offer increase] could fall in the $105-$108 per share range."	"The offer probably has some room for improvement but we don't see a bidding war." "We believe management is critical to success of deal. As a result, don't expect bids from other operating companies." "Given strong consortium of existing group, would need very strong alternate private equity group to displace current bid."	"... the proposed transactions increase the value of Kite's general partnership interest in Key, yet attempt to take advantage of recent stock price weakness." "We believe investors have more to gain in the long-run by not accepting the offer of $100 per share." "... a higher multiple could be attributed to Kite's GP interest and thus a takeout price of $100 per share would be low." "... there is value in a conservatively financed publicly traded GP as opposed to a leveraged privately held GP."	"... the stock should be worth at least $120/share by 2010 given... expansion opportunities and the undervalued GP... Obviously management agrees; thus the buyout offer." "... this factor [the undervalued GP stake] combined with the company's significant long-term, potential EPS power of >=$9.00 and free cash flow power of >=$8.00 drove the buyout offer."

The Blackstone Group

Morgan Stanley 11

Project Franklin Section 2 Equity Market Environment

Equity Market Environment Kite Annotated Stock Price Performance (1) Last Twelve Months Project Franklin Note As of August 22, 2006 12Kite – Price Volume Performance $ Volume (‘000s) Source FactSet, Bloomberg 19-Oct-05 Q3 Earnings release; profits increased 12% to $1.01 a share on net income of $124.8MM 13-Dec-05 Provides Earnings Guidance for FY2006; Expects EPS to rise 18% to $5.00; reiterated plans to raise dividend to $3.50 18-Jan-06 Reports record earnings for 2005 and raised its quarterly dividend 17% to $0.81 ($3.24 annualized) 15-Feb-06 Conference Call to address FY 2005 and outlook for FY 2006; reiterates expectation of $5.00 EPS 19-Apr-06 Q1 Earnings release; profits increased 29% to $1.44 a share on income from continuing operations of $194.5MM 29-May-06 Management announces Consortium proposal $101.75 19-July-06 Q2 Earnings release; profits increased by 18% to $1.17 a share on net income of $157.2MM 30-Nov-05 Acquisition of Terasen completed - $5.6Bn final consideration 27-July-06 Increased dividend to $0.875 ($3.50 annualized)

Equity Market Environment Key Annotated Stock Price Performance (1)Last Twelve Months Project Franklin Note As of August 22, 2006 13Key – Price Volume Performance $ Volume (‘000s) Source FactSet 19-Oct-05 Q3 Earnings release; net income rose 13% to 245.4MM or $0.57 per unit; above expectations 18-Jan-06 Q4 Earnings release; Increase quarterly cash distribution 8% to $0.80 ($3.20 annualized) 23-Feb-06 Completed the joint acquisition (66.7%) with Sempra of Entrega Gas Pipeline from EnCana for $240MM $44.62 29-May-06 Kite Management announces Consortium proposal 19-Jul-06 Q2 Earnings release; net income rose 8% to $242.2 or $0.50 per unit. 17-Apr-06 Acquires A&L Trucking, DPRT LLC., and Lomita Rail Terminal LLC for combined $63MM 9-Aug-06 Follow-on Equity Offering of $224MM completed selling 5MM units at $44.80 27-Jul-06 Declares 4% increase in cash distribution to $0.81 per unit compared to $0.78 in Q205

Equity Market Environment Equity Market Performance – Since January 2001 Project Franklin 14Kite vs Midstream Index (1)$ Source FactSet Key vs MLP Index (2)$ Source FactSet +108% (32)% +61% +113% Unaffected +72% Kite vs Spot WTI vs Spot Natural Gas % Source FactSet Key vs Spot WTI vs Spot Natural Gas % Source FactSet +160% +108% (31)% Unaffected +72% +160% +61% (31)% Notes Midstream Index includes Enbridge, El Paso, ONEOK, Southern Union, TransCanada, Williams MLP Index includes Boardwalk Pipeline Partners, Copano Energy, DCP Midstream, Enbridge Energy Partners, Enterprise Products Partners, Energy Transfer Partners, Genesis Energy, Holly Energy, Hiland Partners, Magellan Midstream, MarkWest Energy, ONEOK Partners, Plains All American, Regency Energy Partners, Sunoco Logistics, TCLP, Valero L.P, Williams Partners, Crosstex Energy Since 2001, Kite has substantially outperformed its peer group, while Key has tracked the MLP index closely

Equity Market Environment Midstream Equity Markets Activity Project Franklin The midstream equity markets have seen increasing volume since 2000, with GPs representing a large portion of the recent new issue activity Despite the increased activity, the market’s flexibility to receive larger deals is somewhat limited by the retail nature of the MLP investor universe 15Source Company filings Source Company filings MLP Equity Issuance $MM Source SDC MLP Equity Issuance Source SDC Recent MLP IPOsAt IPOIssueAmountImpliedOfferingCurrentCompanyDate($mm)Equity ValueYieldYieldRegency Energy Partners1/31/06275.07647.0%5.9%DCP Midstream12/2/05193.53766.5%5.3%Boardwalk Pipeline Partners11/9/05292.51,9767.2%5.4%Global Partners9/29/05107.82487.5%8.0%Williams Partners8/18/05107.53016.5%4.8%TransMontaigne Partners5/25/0585.01567.5%5.6%Teekay LNG Partners5/6/05132.06487.5%6.0%

Equity Market Environment Midstream Equity Markets Depth Project Franklin While the midstream and MLP markets have experienced relatively strong performance and interest recently, the market still remains relatively small when compared to the broader energy market One of the most noteworthy aspects of the energy and midstream markets recently has been GP valuations Despite the market activity and momentum, the market remains small when compared to other energy sub-sectors 16Total Market Capitalization $Bn Source FactSet

Project Franklin

Equity Market Environment

Midstream Equity Markets

GP Valuation Considerations

- While the market has clearly demonstrated an appreciation for the growth associated with a GP ownership stake, it has not yet begun to differentiate among the various alternatives

Legend

Company	Ticker
Enterprise Products Partners	EPD
Enterprise GP Holdings	EPE
Energy Transfer Partners	ETP
Energy Transfer Equity	ETE
Magellan Midstream Partners	MMP
Magellan Midstream Holdings	MGG
Valero LP	VLI
Valero GP Holdings	VEH
Buckeye Partners	BPL
Buckeye GP Holdings	BGH

Total Return
%


50.0
40.0
30.0
20.0
10.0
0.0
Leverage to growth 2.3x
15.0
6.7
8.3
22.7
3.4
19.3
EPD
EPE
Leverage to growth 1.8x
27.3
5.3
22.0
43.0
3.7
39.3
ETP
ETE
Leverage to growth 2.9x
14.2
6.3
7.9
26.5
3.9
22.6
MMP
MGG
Leverage to growth 1.7x
13.9
7.0
6.9
17.8
5.8
12.0
VLI
VEH
Leverage to growth 2.0x
13.7
7.1
6.6
18.4
5.3
13.1
BPL
BGH
1 Yr Fwd Growth
Yield

Source Company Filings, FactSet, Equity Research

2007 Price / Cash Flow
x


25
20
15
10
5
0
12.9
9.3
5.3
16.9
13.2
7.8
22.9
21.1
19.8

Source Company Filings, FactSet

MLP / GP Yields
%


10
8
6
4
2
0
1/1/01
12/3/01
11/4/02
10/6/03
9/6/04
8/8/05
8/22/06
Mean MLP Yield
Mean GP Yield
US 10 yr Treasury

Source Company Filings, FactSet

Note
1. Cash flow = net income + D&A – maintenance capex

The Blackstone Group
Morgan Stanley 17

Project Franklin Equity Market Environment Selected MLP IPO Yields (1) Since 1994 Average MLP Index IPO Yields % Source Company Filings, FactSet Note As of August 22, 2006 18

Project Franklin

Equity Market Environment

Public Market Comparables (1)

As of August 22, 2006

Midstream AV / EBITDA
x



14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
13.3
12.6
11.3
10.7
9.7
9.5
8.8
7.1
Mean(2): 9.9x
ENB
Kite Offer
SUG
Kite Unaffected
TRP
WMB
OKE
EP
2006
13.2
11.7
10.8
9.7
9.4
8.6
8.0
6.4
Mean(2): 9.4x
ENB
Kite Offer
SUG
Kite Unaffected
TRP
OKE
WMB
EP
2007

Legend	
El Paso	EP
Enbridge	ENB
ONEOK	OKE
Southern Union	SUG
TransCanada	TRP
Williams	WMB

Source Company Filings, FactSet

Notes
1. Based on IBES estimates; Kite based on management estimates
2. Excludes Kite Offer and Kite Unaffected

The Blackstone Group
Morgan Stanley 19

Project Franklin Section 3 Midstream Transaction Environment

Project Franklin

Midstream Transaction Environment

Midstream Transaction Environment

2002 – Current

	2002 – 2003 Era of the Distressed Sale	2004 – 2005 Era of Growth through Acquisition	2006 and Forward Organic Growth / GP Focus
Buyers and Sellers	• Convergence companies were the primary sellers during this period, specifically Williams, El Paso and Duke – Represented 13 of 24 transactions in 2003 • Financial sponsors represented a large part of the buyers universe – Notable new entrants included AIG, Berkshire Hathaway, Loews, Riverstone, Charlesbank and Natural Gas Partners	• Sellers included Utilities and Majors keen to taking advantage of an increasingly attractive sellers market – Shell, ChevronTexaco, ExxonMobil, BP, ConocoPhillips – AEP, TXU, Texas Genco, OG&E, ONEOK • Also among active sellers were Sponsors looking to monetize investments at relatively attractive multiples – Anschutz, Charlesbank, Koch, AIG Highstar, Natural Gas Partners • Buyers included MLPs, Sponsors and, increasingly, Corporates	• Sponsors and MLPs represent the majority of buyers, year to date
Commentary	• 2002 saw the bottom of the transaction market with an average LTM multiple of 7.7x • 2003 realized a slight recovery with LTM multiples increasing to 8.2x	• Transaction multiples continued to increase (10.2x in 2004 and 11.5x in 2005), driven in part by low interest rates and also by steady Sponsor interest • MLPs continued to execute a growth-through-acquisition strategy, although were increasingly outbid by Corporates for some of the larger assets	• 2006 has seen continued evolution of the GP market with three MLP GP's electing to monetize a portion of their stake in the public markets • PAA's acquisition of PPX and Kite's MBO have further highlighted the GP value • MLP's meanwhile, have returned their focus to organic opportunities, seeking to avoid high multiples in the acquisition market
Notable Transactions	• The creation of Energy Transfer through the reverse merger with Heritage Propane • Enterprise's acquisition of Gulfterra	• Vulcan's acquisition of PAA's GP • Kite's acquisition of Terasen • EPCO's acquisition of TPP's GP • Targa's acquisition of Dynegy Midstream • SUG's acquisition of Sid Richardson midstream	• Plains All American's acquisition of Pacific Energy Partners • Kite's proposed MBO • ONEOK's restructuring with Northern Border

The Blackstone Group

Morgan Stanley 20

Midstream Transaction Environment Midstream M&A Review As of August 22, 2006 Project Franklin 21Transaction Multiples x $MM Source JS Herold, Wall Street Research, Bloomberg Source JS Herold, Wall Street Research, Bloomberg Deal Volume by Buyer Type $MM # of Transactions

Project Franklin Section 4 Kite Financial Overview

Kite Financial Overview Kite Overview Project Franklin 22Kite100% GP 9% LP Units 17% KMR Shares Key Source Management Projections including G&A allocations for Kite; above figures do not include $7.3MM unallocated G&A and $8.8MM of equity income for Customer Works; Key figures exclude corporate expenses Second largest transporter of crude oil and petroleum products in Canada. The company has a total transportation capacity of about 960,000 barrels/day through approximately 2,800 miles of pipelines in Canada and the U.S. It also has five terminals with about 5 million barrels of capacity. 2006E EBITDA: $135MM Includes: - TransMountain - Corridor - Express - Platt Largest local distribution company in British Columbia and third largest in Canada. It provides natural gas distribution and related services to almost 900,000 customers. 2006E EBITDA: $325MM Develops natural gas-fired power plants. The company built and holds a preferred interest in a 550-megawatt natural gas-fired power plant in Jackson, MI. It also owns an interest in three plants in Colorado. 2006E EBITDA: $21MM Natural gas utility for approx. 240,000 residential, agricultural, commercial and industrial customers in rural Colorado, Wyoming and Nebraska. 2006E EBITDA: $66MM Largest transporter of natural gas into the high-demand Chicago market. The system has approx. 10,000 miles of pipeline, 239 Bcf of working gas storage and peak day deliverability of 5.8 Bcf/day. 2006E EBITDA: $522MM Kite owns the general partner of and has a significant limited partner interest in Key. 2006E EBITDA: $660MM Kite Canada (1) Terasen Gas Power Retail Natural Gas (2) NGPL Key Stake Largest transporter and marketer of CO2 for enhanced oil recovery projects in the U.S. Transports over 1 Bcf/day through 1,300 miles of pipelines. Significant interests in 3 oil fields and a crude oil pipeline in the Permian Basin. 2006E EBITDA: $548MM Major transporter of natural gas in TX, Rocky Mtn., and the Midwest. Approx. 15,000 miles of pipelines with transportation capacity of 9 Bcf/day and working gas storage capacity of 35 Bcf. Also owns and operates gathering, treating and processing facilities. 2006E EBITDA: $503MM Largest independent transporter of petroleum products in the U.S. The company transports over 2 million barrels/day of gasoline, jet fuel, diesel and natural gas liquids through more than 10,000 miles of pipelines. 2006E EBITDA: $592MM Largest independent terminal operator in the U.S. Approx. 85 terminals handle more than 80 million tons annually of coal, petcoke and other materials. Liquids storage capacity of 40 million barrels for petroleum products & chemicals, and about 55 transload facilities. 2006E EBITDA: $393MM Key, Sempra Pipelines & Storage, and ConocoPhillips are jointly pursuing the development of a natural gas pipeline to link producing areas in the Rocky Mountain region to the upper Midwest and Eastern United States. The pipeline will have a capacity of up to 2 Bcf/day. 2006E EBITDA: $0 CO2 Natural Gas Pipelines Products Pipelines Terminals REX Notes 1. Management plan assumes TransMountain and 75% of Corridor sold as of 1/1/07 2. Pending expected close of sale to GE in January 2007

Kite Financial Overview Kite EBITDA by Segment Management Projections Project Franklin Notes TransMountain included in Key Excludes TransMountain, Corridor and Retail from 2007-2010 23Kite EBITDA by Segment $MM Source Management Projections include G&A allocations (1) 19.0% 1.9% 4.7% 2006-2010 CAGR 8.0% 2010 EBITDA by Segment $2,353MM Source Management Projections include G&A allocations 2006 EBITDA by Segment $1,732MM Source Management Projections include G&A allocations NM (2)

Project Franklin Kite Financial Overview NGPL 24Opportunities Strong customer base (7 of top 10 are LDCs) with little concentration Long term contracts with recent major rollover success Substantial volume of cushion gas that can be released (15 Bcf) Low cost pipeline vs. the competition Over $200M of near term expansion opportunities with long term fixed rate negotiated contracts in place Risks Potential for an adverse rate case Competition in Chicago market area Potential for movements in the supply basins Note 1. Excludes G&A allocations (1) NGPL Historical and Projected Results$MMFiscal Year Ending Dec. 31,2005A2006E2007E2008E2009E2010ERevenues949.2856.1911.4932.8956.0982.4% Growth-(9.8%)6.5%2.3%2.5%2.8%EBITDA534.7570.6625.6646.7669.6695.6% Growth-6.7%9.6%3.4%3.5%3.9%% Margin56.3%66.7%68.6%69.3%70.0%70.8%EBIT435.1464.5518.4538.4560.3585.1% Growth-6.7%11.6%3.9%4.1%4.4%% Margin45.8%54.3%56.9%57.7%58.6%59.6%

Project Franklin Kite Financial Overview Terasen Gas 25Opportunities 3rd largest gas utility in Canada, with over C$3.0Bn rate base Strong operational performance as Terasen continues to earn incentive returns above allowed rate of return for operational cost savings Stable cash flow Good organic growth opportunities through LNG storage and the Inland Pacific Connector Risks Regulation puts a cap on earnings potential Natural gas commodity price risk as industrial customers can switch to alternative energy sources Potential for future regulatory/political sentiment changes Note 1. Excludes G&A allocations Terasen Gas Historical and Projected Results(1)$MM2006E2007E2008E2009E2010ERevenues1,621.61,631.61,639.61,648.61,658.6% Growth-0.6%0.5%0.5%0.6%EBITDA324.5331.1336.5342.8350.0% Growth-2.0%1.6%1.9%2.1%% Margin20.0%20.3%20.5%20.8%21.1%EBIT238.0242.0244.3247.3251.1% Growth-1.7%1.0%1.2%1.5%% Margin14.7%14.8%14.9%15.0%15.1%Fiscal Year Ending Dec. 31,

Project Franklin

Kite Financial Overview

Kite Canada

- Management projections assume TransMountain is sold to Key on 1/1/07
- Also assume the sale of 75% of Corridor for $225MM
- Therefore, Kite Canada's remaining investments are deconsolidated in 2007

Opportunities

- Favorable demographic trends in the western US and Canada
- Good position to benefit from emerging opportunities in Canadian oil sands
- Blue chip list of shippers
- Significant capital expansion opportunities through TMX1, TMX2 and TMX3 ($3Bn+ opportunity)
- Good asset fit and investment potential for MLP structure of Key

Risks

- Impact of declining oil prices on oil sands opportunity
- Execution risks on expansion projects (raw material prices, availability of labor, etc.)

Kite Canada Historical and Projected Results
$MM

	Fiscal Years Ending December 31,				
	2006E	2007E	2008E	2009E	2010E
Revenues	198.1	-	-	-	-
% Growth	-				
EBITDA [1]	134.8	-	-	-	-
% Growth	-				
% Margin	68.0%				
EBIT [1]	98.4	-	-	-	-
% Growth	-				
% Margin	49.7%				
Equity in Partnerships	17.6	21.1	21.6	27.2	27.7

Note
1. Inclusive of equity in partnerships

The Blackstone Group
Morgan Stanley 26

Kite Financial Overview Key EBITDA by Segment Management Projections Project Franklin 27Key EBITDA by Segment $MM Source Management Projections before corporate expenses 18.5% 11.5% 7.5% 2006-2010 CAGR 17.4% Source Management Projections before corporate expenses 2006 EBITDA by Segment $2,036MM Source Management Projections before corporate expenses 2010 EBITDA by Segment $3,646MM 15.7% NM

Kite Financial Overview Kite – Equity in Partnerships Project Franklin 28Kite - Equity in Partnerships $MM Source Management Projections Note 1. Net of Key Management minority interests The bulk of Kite’s growth in its ownership of Key comes from its GP interest 15.1% 18.9% 2006-2010 CAGR 19.0% 19.8%

Project Franklin

Kite Financial Overview

Key Growth Drivers

Expansion Capital Expenditures	2004	2005	2006	2007	2008	2009	2010	2006-2010 Average
Products Pipeline [1]	122.8	164.2	123.5	200.0	150.0	150.0	150.0	154.7
TransMountain	-	-	-	95.6	607.3	816.6	-	506.5
Natural Gas Pipelines / REX	-	-	624.5	874.2	668.5	45.7	-	553.2
Natural Gas Pipelines / LA Line	-	-	-	113.7	292.2	72.6	-	159.5
Natural Gas Pipelines / All Other	54.2	56.7	24.2	100.0	100.0	100.0	100.0	84.8
CO2 [2]	275.7	267.5	422.4	206.3	184.2	167.8	142.6	224.7
Terminals [3]	64.7	121.6	121.2	300.0	250.0	200.0	200.0	214.2
OH/IT/Other	83.4	73.4	55.7	-	-	-	-	NM
Total	**1,079.6** [4]	**991.2** [4]	**1,371.5**	**1,889.7**	**2,252.1**	**1,552.7**	**592.6**	**1,532.0**

Notes
1. Includes acquisition capex of $50MM a year from 2007 to 2010
2. 2006 includes $94MM for Journey acquisition
3. Includes acquisition capex of $100MM a year from 2007 to 2010
4. Includes $479MM and $308MM in acquisitions in 2004 and 2005, respectively

The Blackstone Group
Morgan Stanley
29

Project Franklin Kite Financial Overview Key 30Opportunities Strong backlog of expansion projects, notably REX which is fully subscribed with 10 year contracts Movement of natural gas supply basins to Rockies creates opportunities/needs for new infrastructure Nationwide footprint with little competition in many niches/geographies (i.e., CO2) Scale allows capability for sizable expansion projects most of the competition could not take on Strong customer base with little concentration Risks Environment for acquisitions is difficult, given valuation multiples and where Key is in the splits Execution risk on expansion projects Financing risks/interest rate risks Regulatory requirements Recontracting risk at REX after initial 10 year period expires Commodity price risk in CO2 and Terminals business Note 1. Includes GP interest, IDRs and LP unit distributions (1) Key Historical and Projected Results$MM, unless otherwise notedFiscal Years Ending December 31,2005A2006E2007E2008E2009E2010ERevenues9,71812,41913,11713,99214,67815,317% Growth27.8%5.6%6.7%4.9%4.4%EBITDA1,6211,8062,1212,7003,0713,373% Growth11.4%17.4%27.3%13.7%9.8%% Margin16.7%14.5%16.2%19.3%20.9%22.0%EBIT1,2651,4221,6942,2242,5302,800% Growth12.3%19.1%31.3%13.7%10.7%% Margin13.0%11.5%12.9%15.9%17.2%18.3%GP IDR4745306298479911,093Total Cash Flow to KMI5315996908891,0781,193Distribution Per Unit Target ($)3.133.283.514.084.464.66

Kite Financial Overview Illustrative Risks and Opportunities EBITDA Variability Project Franklin “Risks to be Considered” per Goldman Sachs and Management: 5-year plan methodology: high-level projections, not bottom-up budget Executing on unidentified opportunities underlying growth expectations Oil production and prices Project overruns and delays Capital markets: access, cost, rates Sustaining capex needs Securing customer commitments for expansions 31Effect of Specifically Identified Events on 2010 EBITDA: Status Quo 2010 EBITDA = $2,353mm $2,353mm

Project Franklin Section 5 Valuation of Kite

Valuation of Kite Kite Summary Valuation Project Franklin 32Notes Price targets discounted back six months at Kite’s estimated cost of equity of 9% Valuation assumes $7.2Bn in net debt Valuation assumes $5.4Bn in net debt Assumes 2010 EPS discounted back 3.5 years at Kite’s estimated cost of equity of 9% (valuation includes cumulative dividends discounted annually at Kite’s estimated cost of equity of 9%) Assuming a November 30th close, shareholders in Kite will receive $107.50 in cash at close and $0.875 per share as a dividend payment in November. To put this on a 6/30/06 basis, this would represent a present value of approximately $106 per share 52 Week Trading Range (Pre-Announcement) Statistic ($MM) P/E 2006 (17.0x–21.0x) $5.00 P/E 2007 (15.0x–18.0x) $5.44 Agg Value / EBITDA 2006 (10.0x–12.0x) (2) $1,732 Public Market Trading Comps Agg Value / EBITDA 2007 (9.0x–12.0x) (3) $1,721 Transaction Comps Analyst Price Targets (1)Discounted Equity Value 2009 EPS (15.0x-18.0x) (4) $8.30 Agg Value / FY1 EBITDA (9.0x-12.0x) (3) $1,721 Discounted Cash FlowLBO Premia Paid (20%-30%)$84.41 Sum of Parts $107.50/share (5) 7.5-8.5% Discount Rate; 9.5-11.5x Terminal EBITDA Multiple Cash Flow Analysis Public Restructuring

Project Franklin

Valuation of Kite

Kite and Key Stock Price Performance

	Price	Premium from Offer Price
Offer	107.50	
Unaffected Price	84.41	27.4%
Current Trading Value	101.75	5.7%
52 Week High	101.44	6.0%
52 Week Low	76.40	40.7%
5 Year High	101.44	6.0%
5 Year Low	32.15	234.4%
30 day Trailing Average	86.40	24.4%
60 day Trailing Average	88.37	21.6%
1 year Trailing Average	90.53	18.7%
3 year Trailing Average	71.89	49.5%
5 year Trailing Average	61.83	73.9%

Price Performance Since 2001 – Rebased to Kite
$


120
100
80
60
40
20
0
01/01/01
02/08/02
03/14/03
04/16/04
05/20/05
08/22/06
Kite
Key
S&P 500
+72%
CAGR: 10%
+1%
CAGR: 0%

Source FactSet

The Blackstone Group
Morgan Stanley 33

Valuation of Kite Kite Stock Trading Volume Analysis Last Twelve Months Prior to Announcement of Offer Project Franklin 34Volume Traded by Price Range (1) MM Shares % of Total Volume Traded Source FactSet Note Period from May 25, 2005 to May 26, 2006 Over the twelve months prior to the Proposal, 4.6MM shares traded at prices at or above $100 / share, representing 2.8% of the shares traded 166MM shares have been traded over that twelve month period 86MM shares have traded since the transaction was announced

Project Franklin

Valuation of Kite

Selected Wall Street View of Kite

Prior to Announcement of Proposal

- **Other Equity Research analysts price targets:**
  - **$108.00 – Banc of America (01/25/06)**
  - **$105.00 – Wachovia Securities (04/19/06)**
  - **$105.00 – Price Target Research (05/14/06)**
  - **$112.00 – RBC Capital Markets (04/20/06)**

Wall Street View of Kite Prior to Announcement of Proposal

	citigroup	UBS	Lehman Brothers	Credit Suisse	Morgan Stanley
Report Date	4/21/06	4/20/06	4/26/06	4/19/06	5/1/06
Stock Price	$90.70	$90.70	$89.53	$91.29	$88.02
Price Target	$105.00	$106.00	$100.00	$110.00	$105.00
Competitive Strengths	• Organic growth opportunities gained through the acquisition of Terasen • Key segments on target for solid performance (excluding CO2) • Strong volumes on TransMountain (Kite Canada)	• Strong cash flow growth from Key • New growth opportunities with Terasen acquisition • NGPL results continue to benefit from successful contract renegotiations • Positive impact of FERC rate decision	• Key strong contributor and growth driver • Two large segments now with Terasen acquisition • Increased Key earnings from TX pipelines • NGPL significant amount of capacity sold under contract	• Advanced several major projects in $8Bn backlog (45% now firm) • Blended TMX2/TMX3 expansion opportunity • Strength in its underlying growth prospects	• Growth stemming from ~$8 to $12 billion of internal expansion projects • Does not carry as much direct commodity exposure as peers • Shareholder-driven management
Threats / Issues	• Increased dependence on Key for earnings growth • Expected shortfall in the CO2 segment • Key to generate lower than previously expected earnings and pay slightly lower cash distributions in 2006-07	• "Slight slip-up" in CO2 segment • Environmental expenses and low demand for propane due to warm winter hurt Products Pipelines segment • No assurance that Key will be able to acquire assets or invest in various projects on economically acceptable terms	• Yield affected by recent increase in interest rates • Reduction in CO2 producing volumes of ~3MBbl/d at SACROC • Key is experiencing increased G&A and interest costs which have offset EBIT increases	• Ongoing challenge at SACROC unit • Earnings uncertainty associated with SACROC unit could temporarily cap Kite's upside	• Key's distribution growth rate over the next five years likely much lower than past five years • MLP will require a substantial amount of capital in near term • Very tight cash distribution coverage ratio • Large size and diverse mix of asset base is "a lot to manage"

The Blackstone Group

Morgan Stanley 35

Valuation of Kite Midstream Public Market Comparables As of August 22, 2006 Project Franklin 362006E P/E x Source FactSet and Kite management estimates Source FactSet and Kite management estimates Source FactSet and Kite management estimates Source FactSet and Kite management estimates 2007E P/E x 2006E AV/EBITDA x 2007E AV/EBITDA x PEG: 1.96 2.85 9.57 1.35 2.02 2.08 1.80Unaffected Unaffected Unaffected Unaffected PEG: 2.72 1.50 8.97 1.97 1.97 1.94 1.47Current Offer: 21.5x Current Offer: 19.8x Current Offer: 12.6x Current Offer: 11.7x Mean(1): 18.3x Mean(1): 16.4x Mean(1): 9.9x Mean(1): 9.4x Note Mean excludes Kite Unaffacted LegendEl PasoEPEnbridgeENBONEOK OKESouthern UnionSUGTransCanadaTRPWilliams WMB

Project Franklin

Valuation of Kite

Next Twelve Months P/E Chart – Last Five Years

As of August 22, 2006

- Over the past five years, Kite's peers have consistently traded from 15-19x Next Twelve Months P/E
  - Traded within this range over 80% of last three years
- Its peer group since 2004 has averaged a P/E of 18x
  - Kite has also averaged an 18x P/E since January 2004

Average Next Twelve Months P/E

	1 Year	2 Year	3 Year
Kite	19.4x	18.7x	17.8x
Peers (1)	17.6x	17.6x	17.9x

Next Twelve Months P/E Forward Estimates

x


30
25
20
15
10
5
8/22/01
3/1/02
9/13/02
3/28/03
10/10/03
4/23/04
11/5/04
5/20/05
12/2/05
8/22/06
Kite
Peers(1)

Source FactSet

Note
1. Includes TransCanada, Williams, El Paso, Enbridge, ONEOK and Southern Union

The Blackstone Group
Morgan Stanley 37

Valuation of Kite Discounted Equity Value Project Franklin 38Notes Based on forward EPS; Includes value of cumulative dividends and assumes 9% discount rate Based on forward EPS; Includes value of cumulative dividends and assumes 10.5% discount rate Undiscounted FY1 EPS20062007200820092010EPS5.005.446.697.588.30Stock price at15.0x82100114124-16.0x87107121133-17.0x92114129141-18.0x98120136149-Present Value of Pro Forma Share Price Discounted at 10.5% Cost of Equity (2)200620072008200915.0x79.2691.4096.8699.3516.0x84.4397.16102.77105.2017.0x89.61102.93108.67111.0518.0x94.78108.69114.58116.90Forward P/E Multiple

Valuation of Kite

Selected Midstream Transactions

Project Franklin

Selected Midstream Transaction Comps – AV / FY1 EBITDA

Acquiror        Plains All American Pipeline   Gaz de France              National Grid                       Kite                         Duke Energy                   Valero                      Atmos Energy          Southern Union/GE     Enterprise Products     MidAmerican Energy                                                                                          Duke Energy

Target                Pacific Energy Partners            Suez                           KeySpan                       Terasen                        Cinergy                    Kaneb Pipeline                TXU Gas                   CrossCountry             GulfTerra Energy      Northern Natural Gas     Westcoast  Energy

Total Agg.

Value ($MM)                  2,390                             70,260                        11,658                             5,703                          14,400                            2,621                            1,925                             2,450                          4,733                               1,878                            8,500

Date Ann.                     6/23/06                           2/25/06                        2/25/06                           8/1/05                           5/9/05                          11/1/04                         6/17/04                           6/2/04                        12/15/03                           7/29/02                         9/20/01

Median 9.7

Mean 10.2

Valuation of Kite

Premia Paid (1)(2)

Selected Transactions

Project Franklin

Notes

Includes announced bids for U.S. public targets with an aggregate value of $100MM or more.  Excludes terminated transactions

Annual amounts based on mean of percentage premiums paid over unaffected stock price, which is defined as stock price 4 weeks prior to the earliest of the deal announcement, announcement of a competing bid, and market rumors

Cash Transactions Above $10 Bn

%

Energy Transactions Above $1 Bn

%

All Cash Transactions

%

Current Offer: 27%

Current Offer: 27%

Current Offer: 27%

Project Franklin

Valuation of Kite

Discounted Cash Flow Analysis

Kite

Kite Discounted Cash Flow

Discount Rate		7.5%			8.0%			8.5%	
FY 2010 EBITDA Multiple	9.5x	10.5x	11.5x	9.5x	10.5x	11.5x	9.5x	10.5x	11.5x
Year 4 EBITDA	2,353	2,353	2,353	2,353	2,353	2,353	2,353	2,353	2,353
Terminal Value	22,349	24,702	27,054	22,349	24,702	27,054	22,349	24,702	27,054
PV of Terminal Value @ 6/30/06	16,141	17,840	19,539	15,807	17,471	19,135	15,482	17,112	18,741
PV of Free Cash Flow @ 6/30/06 [(1)]	4,470	4,470	4,470	4,428	4,428	4,428	4,386	4,386	4,386
Estimated Aggregate Value	20,611	22,310	24,009	20,235	21,899	23,563	19,868	21,498	23,128
Less: Total Debt	(7,381)	(7,381)	(7,381)	(7,381)	(7,381)	(7,381)	(7,381)	(7,381)	(7,381)
Plus: Cash	169	169	169	169	169	169	169	169	169
Equity Value	13,398	15,097	16,796	13,022	14,686	16,350	12,656	14,285	15,915
Shares Outstanding	136	136	136	136	136	136	136	136	136
Equity Value Per Share	$ 98.84	$111.22	$123.62	$ 96.07	$108.21	$120.36	$ 93.39	$105.29	$117.18
Implied Perpetuity Growth Rate	2.5%	2.9%	3.3%	2.9%	3.4%	3.8%	3.4%	3.9%	4.3%

The Blackstone Group

Note
1. Includes 50% of 2006E cash flows and includes after-tax proceeds of $579MM for announced sale of Retail

Morgan Stanley 41

Valuation of Kite LBO Analysis Project Franklin                                                  Assumptions: Valuation as of 6/30/06 Assumes net debt of $7,213 million refinanced in transaction Sponsor equity based on expected balance sheet at 12/31/06 Operating assumptions based on management estimates Assumes management incentive payments granted at a time of realization (2010) $0 granted at 9x exit multiple $316MM granted at 11x exit multiple 42Pro Forma CapitalizationInterestRateOpening2H 20062007200820092010 Term Loan B & C L + 163bps 5,600.0            5,600.0            5,544.0            5,488.0            5,432.0            5,376.0            Term Loan D L + 138bps 2,000.0            2,000.0            2,000.0            2,000.0            2,000.0            2,000.0            Existing Debt 6.6% 6,496.8            6,732.9            5,272.6            5,045.2            4,631.0            4,113.3            14,096.8          14,332.9          12,816.6          12,533.2          12,063.0          11,489.3          Total Debt / EBITDA8.1x8.3x7.5x6.3x5.5x4.9x% of Total Debt Repaid0.0%(1.7%)9.1%11.1%14.4%18.5%Sources$MM Insider Rolled Equity 3,010.0         Equity from Sponsor 5,057.8         Total Debt 14,096.8           Total Sources22,164.6

Valuation of Kite LBO Analysis Project Franklin 43Table illustrates the equity returns by varying the initial purchase price per share and exit multiple (1) Note Excludes a $1.0Bn contingent equity commitment that investors will provide to the entity if it fails to achieve a determined interest coverage test  Equity Returns Analysis  (1)2010E LTM Exit Multiple9.5x10.0x10.5x11.0x11.5x80.00               21.0% 23.4% 25.7% 28.0% 30.0% 85.00               17.3% 19.9% 22.1% 24.3% 26.2% 90.00               14.8% 16.7% 19.0% 21.2% 23.0% 95.00               12.1% 14.6% 16.2% 18.3% 20.3% 100.00             9.6% 12.1% 14.4% 15.8% 17.8% 105.00             7.8% 9.9% 12.1% 14.2% 15.5% 107.50             6.8% 9.3% 11.1% 13.2% 15.1% 110.00             5.8% 8.3% 10.1% 12.2% 14.1% Purchase Price Per Share ($)

Sum-of-the-Parts Aggregate Value $Bn Valuation of Kite Sum-of-the-Parts Valuation Project Franklin 44Source                                  Wall Street equity research $107 $21.8 $21.7 $100 $100-$117 $20.0-$22.3 $82-$145 $19.8-$28.3 $18.1-$24.1 Equity Research $84-$128 Note Assumes that $579MM of after-tax proceeds from sale of Retail used to pay down debt (1) (1)

Valuation of Kite Sum of Parts Project Franklin 45Notes Represents estimated after-tax proceeds from anticipated sale Assumes that $579MM of after-tax proceeds from sale of Retail used to pay down debt Different FD share count applied due to the exercising of options (1) Sum-of-the-Parts Valuation Range ($ Millions, except where noted) Asset Valuation Range Description of Assets Low Mid High Investments in Key GP Stake in Key $8,000 $10,000 $12,000 Kite's LP units in Key 746           878           1,009        Kite's "I" units in Key Management 369           434           499           Value of Stake in Key and Key Management$9,115$11,312$13,508Other Operating Business Segments NGPL $5,000 $5,400 $5,800 Terasen Gas 2,300        2,650        3,000        Kite Canada 1,500        1,535        1,570        Power & Other 155           165           175           Total Agg Value$18,070$21,062$24,053Less: (Estimates as of 6/30/06) Total Debt  (2) $6,803 $6,803 $6,803 Cash (169) (169) (169) Equity Value$11,436$14,427$17,419 Kite Diluted Shares Outstanding  (3)  135.4 135.7 135.9 Implied Equity Value / Share$84.49$106.33$128.16

Project Franklin Section 6 Strategic Alternatives

Strategic Alternatives Continuum of Strategic Alternatives Project Franklin 46Remain Independent Sale of Company Achievability of operating plan  Execute on management’s long-term plan Status Quo Amount of desired leverage Achievability of operating plan  Increase leverage on business, using  proceeds to repurchase Kite common/pay special dividend to shareholders Alternatives include relatively modest to highly levered share repurchase Execute on management’s long-term plan Leveraged Share Repurchase Amount of desired leverage Achievability of operating plan  Determining which assets to sell Leverage can be augmented or replaced by asset sales Increase leverage on business, using  proceeds to repurchase Kite common/pay special dividend to shareholders Execute on management’s long-term plan Leveraged Share Repurchase with Asset Dispositions Timing/complexity Tax consequences / accounting “noise” Market reaction Using a variety of strategic alternatives, find most value enhancing alternative for each property owned by Kite Restructuring
(i.e., 5/13/06 management plan) Tax consequences Depth of market for certain assets In order to achieve the highest price for each piece, auction pieces of Kite separately Auction Pieces of Kite Separately Alternative Description Issues to Consider Depth of market Sell Kite Sell Kite

Kite Discounted Equity Value at 9% Discount Rate– Pro Forma Share Price (1) $ Strategic Alternatives Illustrative Value of Management's Plan Project Franklin 47Source Management projections 79.80 104.01 110.15 85.01 90.22 116.28 122.42 95.43 Source Management projections Kite Discounted Equity Value at 10.5% Discount Rate– Pro Forma Share Price (1) $ 84.43 89.61 94.78 79.26 99.35 111.05 116.90 105.20 Forward P/E Multiples Forward P/E Multiples Note Includes cumulative dividends Undiscounted FY1 EPS20062007200820092010EPS5.005.446.697.588.30Stock price at15.0x82100114124-16.0x87107121133-17.0x92114129141-18.0x98120136149-

Strategic Alternatives

Illustrative Risks and Opportunities (cont’d)

Discounted Equity Value Variability

Project Franklin

Effect of Specially Identified Events on Discounted Equity Value:

 Status Quo Discounted Equity Value = $108.13

Note

Assumes a forward multiple of 16.5x (midpoint of the previously illustrated range) and a discount rate of 10.5%

$108.13 (1)

Project Franklin

Strategic Alternatives

Overview of the Leveraged Repurchase

Impact of Share Repurchase

- **Kite has a substantial opportunity to repurchase a meaningful amount of stock by using the proceeds from its asset sales and issuing incremental debt**
  - **Maintains investment grade rating**
  - **It will be important to express strong commitment to investment grade rating to credit agencies**
- **Costs of going below investment grade involve more complexity and expense in issuing debt if current bonds remained outstanding**

- Currently, Kite has $7.4Bn of debt (4.3x 2006 EBITDA) and a BBB / Baa2 credit rating
- In order to maintain the investment grade rating, it will be important to maintain total debt of less than $10Bn
  - Kite expects $767MM of after-tax proceeds (and the removal of $377MM of debt) from the drop-down of TransMountain and the sale of 75% of Corridor
  - Kite also expects to receive after-tax proceeds of $787MM from the sale of Power and Retail
- A $4Bn share repurchase should maintain the investment grade rating
  - However, this is the edge of investment grade, it brings debt to EBITDA to 6.4x, and could create risk of non-investment grade outcomes
- A share repurchase of $3Bn would likely result in a downgrade to BBB- / Baa3, but is unlikely to result in Kite dropping below investment grade (represents 5.8x EBITDA)

Sources $MM	
After-tax Proceeds of Power	208
After-tax Proceeds of Retail	579
3Yr FRN (6.1%)	640
5 Yr Fixed / FRN (6.6%)	953
10Yr Fixed (6.9%)	640
Total	3,020

Uses $MM	
Repurchase of Shares @ $95 - $110 per share	3,000
Fees	20
Total	3,020

The Blackstone Group

Morgan Stanley 49

Project Franklin Strategic Alternatives Impact on Credit Statistics 50Leveraged Recapitalization Additional Assumptions $3Bn Share Repurchase $105 per share Repurchase Price Interest Rates on New Debt: 3 Yr FRN (6.1%), 5 Yr Fixed / FRN (6.6%), 10 Yr Fixed (6.9%) Sale of Retail for $710MM Sale of Power for $175MM Management Plan Assumptions Existing Debt currently has a weighted average cost of approximately 6.5% Sale of TransMountain for $700MM to Key Sale of 75% of Corridor for $225MM to income trust From a financial perspective, the share repurchase Increases Kite EPS during the 2006-2010 period Also increases overall Kite leverage, however marginally increases free cash flow as reduced dividend payments offset increased interest expense (1) Note 1. Operating Cash Flow – Capital Expenditures & JV Investments - Dividends (1) Financial Summary - Leveraged Recapitalization$MM2006E2007E2008E2009E2010E Key Statistics EBITDA ($MM) 1,520     1,700     1,987     2,180     2,333     EPS ($) 5.67       7.29       8.42       9.36       Free Cash Flow ($MM) (589)       (86)         45          60          Fully Diluted Shares (MM) 105.4 103.6 103.3 102.7 Debt / EBITDA (x) 5.8 5.4 4.7 4.3 3.9 EBITDA / Interest (x) 2.6 2.9 3.3 3.6 3.9 Accretion / Dilution Analysis20062007200820092010 Mgmt. EPS ($) 5.00 5.44 6.69 7.58 8.30 @ $100 Pro Forma 5.75 7.40 8.55 9.50 Acc. / Dil.  6%11%13%14%@ $105 Pro Forma 5.67 7.29 8.42 9.36 Acc. / Dil.  4%9%11%13%Financial Summary - Management Plan$MM2006E2007E2008E2009E2010E Key Statistics EBITDA ($MM) 1,732     1,721     2,008     2,200     2,353     EPS ($) 5.00       5.44       6.69       7.58       8.30       Free Cash Flow ($MM) (197)       (566)       (77)         39          37          Fully Diluted Shares (MM) 135.3 134.0 132.2 131.9 131.2 Debt / EBITDA (x) 4.5 3.7 3.2 2.9 2.7 EBITDA / Interest (x) 3.8 4.3 4.8 5.3 5.7

Project Franklin

Strategic Alternatives

Discounted Equity Value

Repurchase Shares @ $100

Discounted Equity Value

		2006			2007			2008			2009		
		Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change
	9.0% Cost of Equity												
P/E	15x	79.80	84.31	5.7%	93.27	102.60	10.0%	100.14	111.85	11.7%	104.01	117.38	12.9%
	16x	85.01	89.82	5.7%	99.15	109.10	10.0%	106.25	118.74	11.8%	110.15	124.41	12.9%
	17x	90.22	95.33	5.7%	105.03	115.61	10.1%	112.36	125.63	11.8%	116.28	131.43	13.0%
	18x	95.43	100.84	5.7%	110.92	122.11	10.1%	118.47	132.52	11.9%	122.42	138.46	13.1%
	10.5% Cost of Equity												
P/E	15x	79.26	83.74	5.7%	91.40	100.54	10.0%	96.86	108.18	11.7%	99.35	112.10	12.8%
	16x	84.43	89.21	5.7%	97.16	106.91	10.0%	102.77	114.84	11.7%	105.20	118.80	12.9%
	17x	89.61	94.68	5.7%	102.93	113.28	10.1%	108.67	121.50	11.8%	111.05	125.50	13.0%
	18x	94.78	100.16	5.7%	108.69	119.65	10.1%	114.58	128.16	11.9%	116.90	132.20	13.1%

The Blackstone Group

Morgan Stanley 51

Project Franklin

Strategic Alternatives

Discounted Equity Value

Repurchase Shares @ $105

Discounted Equity Value
$

		2006			2007			2008			2009		
		Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change
	9.0% Cost of Equity												
P/E	15x	79.80	83.18	4.2%	93.27	101.21	8.5%	100.14	110.34	10.2%	104.01	115.81	11.3%
	16x	85.01	88.61	4.2%	99.15	107.62	8.5%	106.25	117.13	10.2%	110.15	122.73	11.4%
	17x	90.22	94.05	4.2%	105.03	114.03	8.6%	112.36	123.93	10.3%	116.28	129.65	11.5%
	18x	95.43	99.48	4.2%	110.92	120.44	8.6%	118.47	130.72	10.3%	122.42	136.57	11.6%
	10.5% Cost of Equity												
P/E	15x	79.26	82.61	4.2%	91.40	99.18	8.5%	96.86	106.73	10.2%	99.35	110.60	11.3%
	16x	84.43	88.01	4.2%	97.16	105.46	8.5%	102.77	113.29	10.2%	105.20	117.20	11.4%
	17x	89.61	93.41	4.2%	102.93	111.74	8.6%	108.67	119.85	10.3%	111.06	123.80	11.5%
	18x	94.78	98.80	4.2%	108.69	118.02	8.6%	114.58	126.41	10.3%	116.90	130.40	11.5%

The Blackstone Group

Morgan Stanley 52

Strategic Alternatives Structural Considerations for Kite Restructuring Project Franklin 53

Strategic Alternatives Public Restructuring Plan Project Franklin 54Kite 100%  GP 9%  LP  Units 17%  KMR  Shares Key Second largest transporter of crude oil and petroleum products in Canada. The company has a total transportation capacity of about 960,000 barrels/day through approximately 2,800 miles of pipelines in Canada and the U.S. It also has five terminals with about 5 million barrels of capacity. 2006E EBITDA: $135MM Includes: - Transmountain - Corridor - Express  - Platt Largest local distribution company in British Columbia and third largest in Canada. It provides natural gas distribution and related services to almost 900,000 customers. 2006E EBITDA: $325MM Develops natural gas-fired power plants. The company built and holds a preferred interest in a 550-megawatt natural gas-fired power plant in Jackson, MI. It also owns an interest in three plants in Colorado. 2006E EBITDA: $21MM Natural gas utility for approx. 240,000 residential, agricultural, commercial and industrial customers in rural Colorado, Wyoming and Nebraska. 2006E EBITDA: $66MM Largest transporter of natural gas into the high-demand Chicago market. The system has approx. 10,000 miles of pipeline, 239 Bcf of working gas storage and peak day deliverability of 5.8 Bcf/day. 2006E EBITDA: $522MM Kite owns the general partner of and has a significant limited partner interest in Key. 2006E EBITDA: $660MM Kite Canada Terasen Gas Power Retail Natural Gas NGPL Key Stake Largest transporter and marketer of CO2 for enhanced oil recovery projects in the U.S. Transports over 1 Bcf/day through 1300 miles of pipelines. Significant interests in three oil fields and a crude oil pipeline in the Permian Basin. 2006E EBITDA: $548MM Major transporter of natural gas in TX, Rocky Mtn., and the Midwest. Approx. 15,000 miles of pipelines with transportation capacity of 9 Bcf/day and working gas storage capacity of 35 Bcf. Also owns and operates gathering, treating and processing facilities. 2006E EBITDA: $503MM Largest independent transporter of petroleum products in the U.S. The company transports over 2 million barrels/day of gasoline, jet fuel, diesel and natural gas liquids through more than 10,000 miles of pipelines. 2006E EBITDA: $592MM Largest independent terminal operator in the U.S. Approx. 85 terminals handle more than 80 million tons annually of coal, petcoke and other materials. Liquids storage capacity of 40 million barrels for petroleum products & chemicals, and about 55 transload facilities. 2006E EBITDA: $393MM Key, Sempra Pipelines & Storage and ConocoPhillips are jointly pursuing the development of a natural gas pipeline to link producing areas in the Rocky Mountain region to the upper Midwest and Eastern United States. The pipeline will have a capacity of up to 2 Bcf/day. 2006E EBITDA: $0 CO2 Natural Gas Pipelines Products Pipelines Terminals REX Sale for $175MM Sale for $710MM (1) 20% IPO $700MM Sale of 75% for $225MM plus removal of $377MM in debt Asset considered part of   restructuring plan  Source                                            Management Projections including G&A allocations for Kite; above figures do not include $7.3MM unallocated G&A and $8.8MM of equity income for Customer Works; Key figures exclude corporate expenses Note Expected to close in January 2007

Project Franklin

Strategic Alternatives

Public Restructuring Plan

Present Value of Pro Forma 2010 Combined Share Price [1]

SpinCo LTM EBITDA Multiple	HoldCo Trading Yield 3.5%	4.5%	5.5%
8.5x	137.82	114.86	100.24
9.0x	139.87	116.90	102.29
9.5x	141.91	118.95	104.34
10.0x	143.96	121.00	106.39
10.5x	146.01	123.05	108.43

Premium to Offer Price of $107.50 [1]

SpinCo LTM EBITDA Multiple	HoldCo Trading Yield 3.5%	4.5%	5.5%
8.5x	28.2%	6.8%	(6.8%)
9.0x	30.1%	8.7%	(4.8%)
9.5x	32.0%	10.7%	(2.9%)
10.0x	33.9%	12.6%	(1.0%)
10.5x	35.8%	14.5%	0.9%

Present Value of Pro Forma 2010 Combined Share Price [2]

Discount Rate	HoldCo Trading Yield 3.5%	4.5%	5.5%
9.0%	147.00	123.18	108.03
10.0%	141.91	118.95	104.34
11.0%	137.05	114.90	100.81
12.0%	132.40	111.03	97.44

Premium to Offer Price of $107.50 [2]

Discount Rate	HoldCo Trading Yield 3.5%	4.5%	5.5%
9.0%	36.7%	14.6%	0.5%
10.0%	32.0%	10.7%	(2.9%)
11.0%	27.5%	6.9%	(6.2%)
12.0%	23.2%	3.3%	(9.4%)

Notes
1. Assumes a 10% discount rate
2. Assumes a SpinCo LTM multiple of 9.5x EBITDA

The Blackstone Group

Morgan Stanley 55

Project Franklin Appendix A Valuation of Key General Partnership

Valuation of Key General Partnership

Kite / Key Relationship Overview

Project Franklin

100% GP Stake

10MM Key Management Shares (17%)

20MM Key Units (9%)

Key Stake

2006 Cash Flow: $660MM

Kite Shareholders

Kite

2006 Tax Effected Cash Flow: $415MM

Project Franklin

Valuation of Key General Partnership

Key General Partner Valuation Summary

Valuation Summary


Aggregate Value ($Bn)
Statistic ($MM)
Public Market Trading Comps
Cash Flow Yield 2006 (3.5%–5.5%)
$337 (1)
6.1
9.6
Disaggregated 2006 Cash Flow (15.0x–22.5x)
$536
8.0
12.1
Equity Research Estimates
8.0
15.3
Transaction Comps
Disaggregated 2006 Cash Flow (16.0x–18.0x)
$536
8.6
9.6
Discounted Cash Flow
9-12% Discount Rate; 3-6% of Previous Year Capitalization Re-Invested
9.0
13.0
Indicative Range (8.0-12.0)
3
8
13
18

Note
1. Tax effected cash flow

The Blackstone Group
Morgan Stanley 57

Valuation of Key General Partnership GP Valuation Public Comparable Summary Project Franklin 58(2)Notes 1.  Adjusted to normalize the coverage ratio 2.  BPL is unique among energy MLPs regarding its high-split and incentive cut (1)GP Valuation AnalysisKeyEnterpriseEnergy TransferMagellanValeroBuckeyeGP Valuation GP Unit Price (8/22/06) 36.80                   25.95                   22.42                   20.80                   15.40                   Units Outstanding 89                        124                      63                        43                        28                        Equity Value 3,271                   3,227                   1,405                   884                      436                      Net Debt (GP Level) 147                      380                      -                          -                          -                          Aggregate  Value3,417                  3,607                  1,405                  884                     436                     Current Yield 3.4% 3.7% 3.9% 5.8% 5.3% Implied Disaggregated GP Cash Flow Multiple (x) 28.9 25.2 26.2 20.9 16.1 GP Asset Mix General Partner (% stake) 2.0 2.0 2.0 2.0 0.6 IDRs (% ownership) 100 50 100 100 100 Common Units (MM) 13.50 36.40 0.00 10.23 0.08 GP Cash Flow Contribution General Partner (%) 12.0% 5.0% 6.0% 7.0% 8.0% IDRs (%) 69.0% 36.0% 94.0% 26.0% 91.0% Common Units (%) 20.0% 59.0% 0.0% 67.0% 1.0% 2006E Total Distributions Paid $1,279.5 $872.1 $538.4 $208.1 $183.3 $151.4 % to GP 42.2% 12.1% 28.7% 27.0% 9.6% 19.2% % to LP 57.8% 87.9% 71.3% 73.0% 90.4% 80.8% High Split 25.0% 50.0% 50.0% 25.0% 45.0% Leverage Factor - Structure 2.3x 1.8x 2.9x 1.7x 2.0x "Pure" Leverage Factor 1.3x 2.4x 2.5x 2.7x 2.8x 1.9x

Breakdown of GP Market Capitalization ($Bn) Project Franklin Valuation of Key General Partnership GP Valuation Equity Market Perspective 5928.9x 25.2x 26.2x 20.9x 16.1x Source              FactSet, Company Filings, Company Presentations Source                                        FactSet, Company Filings, Company Presentations Trading Comparables (GPs)  Company  Yield  (%)  Market  Capitalization  ($Bn)        Enterprise   3. 4   3. 3   Energy Transfer   3. 7   3. 2   Magellan   3.9   1.4   Valero   5. 8   0.9   Buckeye   5. 3   0 . 4   Representative Range   3.5%  –  5.5%

Valuation of Key General Partnership Research Estimates of Key GP Project Franklin 60Kite Valuation Research EstimatesValuation ofGP ValuationRemaining Business Morgan Stanley 9.2 - 15.3 10.6 - 13.0 RBC 8.0 12.0 - 14.3 Wachovia 9.4 12.4 Citigroup 8.9 12.8

Valuation of Key General Partnership GP Transaction Comps Project Franklin (1) Note Forward multiple used as proxy for LTM 61 GP Transaction CompsDisaggregatedImpliedAggregate ValueEmbeddedAdjusted GPGP ValueAggregateLTM1 Yr FwdEquity  PurchaseGP LTMDateValueEBITDAEBITDAValuePriceEBITDAAcquiror / TargetAnnounced($MM)(x)(x)($MM)($MM)(x) Plains All American Pipeline, LP / Pacific Energy Partners, LP 6/12/2006 2,390.0 NA 13.0 333.7 2,056.3 12.8 EPCO Inc. / TEPPCO GP 2/24/2005 1,100.0 16.2 NA NA 1,100.0 16.2 Valero LP / Kaneb Pipe Line Partners 11/1/2004 2,621.0 13.3 12.3 307.3 217.7 29.0 ONEOK, Inc. / Northern Plains Natural Gas Co 9/16/2004 175.0 16.2 NA 20.5 154.5 16.8 Enterprise Products Partners / GulfTerra Energy Partners 12/15/2003 4,733.3 10.9 9.7 2,891.9 1,841.4 8.0 Carlyle/Riverstone & Madison Dearborn / Williams Energy Partners 4/21/2003 823.2 8.8 8.5 569.4 253.8 4.9

Project Franklin

Valuation of Key General Partnership

GP Valuation

- In an MLP structure, the growth rate of the cash flow to the GP is determined by three factors
  - The core growth rate of the existing asset base
  - The "leverage factor" and
  - The ability to issue additional LP units to fund growth capex projects and acquisitions.

	Core Growth	Leverage Factor	New Unit Issuance
Description	• Core growth of the overall distributable cash flow of the MLP available to both the LPs and the GP from the existing asset base	• The multiplier on top of the LP per unit growth due to the split mechanism; the lower in the split structure the higher the multiple	• Extra growth in overall distributable cash flow through the ability to finance projects and acquisitions partially through the issuance of new units
Impact on LP	• Cash flow available per LP unit will grow less than the overall DCF due to the unequal sharing of incremental cash flow through the splits	• N/A	• Will increase the per LP unit growth rate if the projects or acquisitions produce a higher equity return than the "break-even" return. Break-even equity return is the yield of LP unit divided by the percentage of the overall DCF going to the LPs
Impact on GP	• Cash flow available to the GP will grow faster than the overall DCF due to the unequal sharing of incremental cash flow through the splits		• Increases the GP cash flow even if the projects or acquisitions produce an equity return lower than "break-even" for the LPs. Break-even equity returns increase as LP unit yield and percentage of total DCF to the GP increase

% of Total DCF to GP	Implied Leverage Factor
25.0%	3.0x
27.5%	2.6x
30.0%	2.3x
32.5%	2.1x
35.0%	1.9x
37.5%	1.7x
40.0%	1.5x
42.5%	1.4x
45.0%	1.2x
47.5%	1.1x

Breakeven re-investment rate

% of Total DCF to GP	LP Unit Yield: 6.0%	6.5%	7.0%	7.5%	8.0%
25.0%	8.5%	8.9%	9.3%	9.7%	10.1%
27.5%	8.7%	9.1%	9.5%	9.9%	10.4%
30.0%	8.9%	9.3%	9.7%	10.2%	10.6%
32.5%	9.1%	9.5%	10.0%	10.4%	10.9%
35.0%	9.3%	9.7%	10.2%	10.7%	11.1%
37.5%	9.5%	10.0%	10.5%	10.9%	11.4%
40.0%	9.7%	10.2%	10.7%	11.2%	11.7%
42.5%	10.0%	10.5%	11.0%	11.6%	12.1%
45.0%	10.3%	10.8%	11.4%	11.9%	12.5%
47.5%	10.6%	11.2%	11.7%	12.3%	12.9%

The Blackstone Group

Morgan Stanley 62

Project Franklin

Valuation of Key General Partnership

GP Valuation (cont'd)

Key Assumptions

- 20 year discounted cash flow model
- Management projections and capital plan through 2010
- 3% growth in Base EBITDA from 2011–2026 (before EBITDA from acquisitions/expansion; excludes equity in partnership earnings); 100% payout starting in 2011
- Annual capital investments based on percentage of previous year total capitalization at 13% re-investment rate ($795MM investment/$103.4MM EBITDA)
- Expansions/acquisitions funded with 40% debt (@ 6.6% interest rate) and 60% equity (7% yield)
- Maintenance capital expenditures of 1.1% of previous year total capitalization
- Income taxes of 1.7% of Base EBITDA
- 37% tax rate
- Terminal value calculated as perpetuity assuming 3% growth in after-tax cash flows to the GP

Management Assumptions $ MM	2006	2007	2008	2009	2010
Total Distributable Cash Flows	1,279.5	1,500.9	2,001.0	2,299.6	2,535.7
GP Interest	535.5	635.7	855.2	1,000.8	1,103.1
Distributable Cash Flowto Common Units	744.0	865.2	1,145.8	1,298.8	1,432.6
Capitalization					
Net Debt [1]	6,193.8	7,772.9	8,497.1	9,390.7	9,000.3
Shareholders' Equity	3,832.7	4,676.2	5,960.6	6,290.5	6,904.2
Total Capitalization	10,026.5	12,449.1	14,457.8	15,681.2	15,904.5
Expansion Projects/Acquisitions	1,391.8	2,639.7	2,252.1	1,552.7	592.6
% of Previous Year Capitalization	15.8%	26.3%	18.1%	10.7%	3.8%

Note
1. Excludes market value of interest rate swaps

The Blackstone Group
Morgan Stanley 63

Project Franklin Valuation of Key General Partnership GP Discounted Cash Flow At 3% EBITDA CAGR The tables below illustrate the value of Kite’s GP Interest as of June 30, 2006 by varying the amount of capital invested and discount rate 64GP Interest as of 6/30/06$MM% of Previous Year Capitalization Re-invested3.0%4.0%5.0%6.0%9.0% 13,120                                 13,742                               14,440                               15,223                               10.0% 11,039                                 11,524                               12,066                               12,672                               11.0% 9,498                                   9,885                                 10,315                               10,795                               12.0% 8,315                                   8,628                                 8,977                                 9,364                                 486                                      664                                    851                                    1,047                                 Discount Rate Average Capital Invested  (2011-2016)

Project Franklin Valuation of Key General Partnership GP Discounted Cash Flow At 0% EBITDA CAGR 65Implied 2006E Multiple% of Previous Year Capitalization Re-invested3.0%4.0%5.0%6.0%9.0% 17.9x 18.8x 19.9x 21.1x 10.0% 15.5x 16.2x 17.0x 17.9x 11.0% 13.6x 14.2x 14.8x 15.6x 12.0% 12.2x 12.6x 13.2x 13.8x Discount Rate

Project Franklin Appendix B Valuation of NGPL

Valuation of NGPL NGPL Valuation Summary Project Franklin 66 Valuation Summary                                                                                Aggregate Value ($Bn) Statistic($MM) Agg Value / EBITDA 2006 (8.5x–10.5x)                                                   Public Market Trading Comps Agg Value / EBITDA 2007 (8.0x–10.0x) Transaction Comps Agg Value / LTM EBITDA (7.5x-10.5x) Agg Value / FY1 EBITDA (8.0x-10.0x) Discounted Cash Flow                                                             $522 $571 $502 $547 (2) (1) Notes Average of 2005 and 2006 EBITDA as management LTM not available Average of 2006 and 2007 EBITDA as management 1 year forward not available 7-9% Discount Rate; 8.5-10.5x Terminal EBITDA Multiple                Indicative Range (5.0-5.8)

Project Franklin

Valuation of NGPL

Pipeline Public Market Comparables

As of August 22, 2006

Selected Ranges	
2006 AV / EBITDA	8.5x-10.5x
2007 AV / EBITDA	8.0x-10x

Legend	
Boardwalk Pipeline	BWP
El Paso	EP
Enbridge	ENB
Enbridge Energy Partners	EEP
Energy Transfer Partners	ETP
Enterprise Products	EPD
ONEOK Partners	OKS
Southern Union	SUG
TransCanada	TRP
Williams	WMB

Aggregate Value to EBITDA

x



16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
13.4
11.2
13.3
13.2
12.9
11.6
12.7
11.5
11.3
10.8
10.9
10.0
9.7
9.4
9.5
8.0
9.3
8.0
7.1
6.4
EPD
ENB
OKS
BWP
SUG
EEP
TRP
WMB
ETP
EP
C-Corp 2006 Mean: 10.2x
C-Corp 2007 Mean: 9.6x
2006 MLP
2007 MLP
2006 C-Corp
2007 C-Corp

Source FactSet and IBES estimates

The Blackstone Group

Morgan Stanley 67

Project Franklin

Valuation of NGPL

Pipeline Transaction Comps

NGPL

Acquiror / Target	Date Announced	Offer for Equity ($mm)	Total Aggregate Value ($mm)	Total Aggregate Value / LTM EBITDA (x)	Total Aggregate Value / 1 Yr Fwd EBITDA (x)	Asset Description
Northern Border Pipeline Company / ONEOK Inc	2/15/2006	3,000	3,000	9.2	8.2	ONEOK's entire G&P, NGL and T&S segments
Loews Holding Company / Gulf South Pipeline	11/22/2004	1,136	1,136	15.2	11.0	8,000mi interstate natural gas pipeline in southern United States from Entergy-Koch LP
CCE Holdings LLC (Southern Union and GE) / CrossCountry Energy LLC	6/2/2004	1,989	2,450	8.9	8.0	Transwestern Pipeline Co., Citrus Corp (50% in Florida Gas Transmission), and Northern Plains Natural Gas, Co.
TransCanada Corp. / Gas Transmission Northwest Corp.	2/24/2004	1,203	1,703	8.7	8.5	1,350mi Idaho/British Columbia border to Malin, OR natural gas pipeline from National Energy & Gas Transmission
Loews Corp / Texas Gas Transmission	4/14/2003	795	1,045	7.5	na	5,800mi natural gas pipeline from E.TX and LA Gulf Coast to the south & midwest from The Williams Cos.
Southern Union Co. / CMS Panhandle Companies	12/22/2002	624	1,790	6.7	na	10,900mi natural gas pipeline extending from the GoM to the Midwest and Canada and related storage
MidAmerican Energy Co (Berkshire Hathaway Inc) / Northern Natural Gas Co.	7/29/2002	928	1,878	7.5	8.9	16,600mi natural gas pipeline extending from Permian Basin to Midwest from Dynegy Inc.
Duke Energy Corporation / Westcoast Energy	9/20/2001	3,426	8,500	9.8	9.1	6,900mi natural gas pipelines, natural gas storage & processing and natural gas distribution utilities
	Mean			9.2	9.0	
	Median			8.8	8.7	
	High			15.2	11.0	
	Low			6.7	8.0	

Selected Ranges
AV / LTM EBITDA 7.5x - 10.5x
AV / FY1 EBITDA 8.0x - 10.0x

The Blackstone Group

Morgan Stanley 68

Valuation of NGPL NGPL Discounted Cash Flow (1) Project Franklin 69Note Excludes allocation of corporate debt and corporate interest expense NGPL Discounted Cash FlowDiscount Rate7.0%8.0%9.0%FY 2010 EBITDA Multiple8.5x9.5x10.5x8.5x9.5x10.5x8.5x9.5x10.5x Year 4 EBITDA 628           628           628           628           628           628           628           628           628           Terminal Value 5,342        5,970        6,599        5,342        5,970        6,599        5,342        5,970        6,599        PV of Terminal Value @ 6/30/06 3,940        4,403        4,867        3,778        4,223        4,667        3,625        4,051        4,477        PV of Free Cash Flow @ 6/30/06  (1) 862           862           862           845           845           845           828           828           828           Estimated Aggregate Value 4,802        5,265        5,729        4,623        5,067        5,512        4,452        4,879        5,305        Implied Perpetuity Growth Rate 2.3% 2.8% 3.2% 3.3% 3.8% 4.1% 4.2% 4.7% 5.1%

Project Franklin Appendix C Valuation of Terasen Gas

Valuation of Terasen Gas

Terasen Gas Valuation Summary

Project Franklin

 Valuation Summary

                                                                                                                                                                                                                                                                                                                                                                                                                                                                             Aggregate Value ($Bn)

Statistic ($MM)

Agg Value / EBITDA 2006 (7.5x–9.5x)

Public Market Trading Comps

Agg Value / EBITDA 2007 (7.0x–9.0x)

Transaction Comps

Agg Value / EBITDA 2006 (9.0x-11.5x)

Agg Value / EBITDA 2007 (8.5x-10.5x)

Discounted Cash Flow

$326

$331

$326

$331

7-9% Discount Rate; 8.0-10.0x Terminal EBITDA Multiple

Indicative Range (2.3-3.0)

Valuation of Terasen Gas LDC Public Market Comparables As of August 22, 2006 Project Franklin 71 LDC Aggregate Value / EBITDA x Source FactSet and IBES estimates 2006 Mean: 8.4 2007 Mean: 7.9

Valuation of Terasen Gas LDC Transaction Comps Project Franklin 72EquityNet UtiltyLTMFY1LTM NetCFY NetDateValueTotal AggregatePlantEBITDAEBITDAIncomeIncomeBook ValueAcquiror / TargetAnnounced($MM)Value ($MM)(x)(x)(x)(x)(x)(x) GE Energy Financial Services / Kinder Morgan Retail Gas Operations 08/14/06 710 710 NA 10.5 9.0 14.7 12.2 1.3 WPS Resources / People's Energy Corp 07/10/06 1,592 2,675 1.3 9.1 8.3 18.3 17.4 1.9 Equitable Resources / Dominion Hope / Peoples 03/02/06 970 970 1.5 10.9 NA NA 17.3 2.4 National Grid / KeySpan 02/25/06 7,418 11,658 1.6 9.1 8.8 18.0 18.1 1.7 National Grid / Southern Union Rhode Island 02/16/06 498 577 NA 10.0 NA NA NA NA UGI / PG Energy Services 01/26/06 580 580 1.7 10.6 10.4 NA NA NA AGL Resources / NUI 07/15/04 219 682 1.1 12.1 8.5 NM 18.2 1.0 Atmos Energy / TXU Gas 06/17/04 963 1,925 1.8 10.4 8.8 17.5 16.0 2.1 AGL Resources / Virginia Natural Gas 05/08/00 200 500 NA NA NA 33.4 20.0 NA NiSource / Columbia Energy 02/28/00 6,569 8,855 2.0 10.1 8.7 18.5 17.1 1.0 KeySpan / Eastern Enterprises 11/04/99 1,764 2,329 1.8 13.6 11.8 37.9 22.6 3.2 DTE Energy / MCN Energy 10/05/99 2,114 3,844 1.8 9.8 11.0 25.7 17.7 2.4 Energy East / CTG Resources 06/29/99 356 544 1.6 8.7 8.6 23.4 20.6 2.6 Wisconsin Energy / WICOR 06/28/99 1,215 1,444 3.3 9.9 NA 25.5 18.0 2.9 Northeast Utilities / Yankee Energy 06/14/99 481 642 1.7 11.3 NA 34.2 24.2 2.7 Energy East / Connecticut Energy 04/23/99 436 586 2.1 10.1 NA 22.9 21.1 2.2 Dominion Resources / Consolidated Natural Gas 02/22/99 6,161 7,822 1.9 8.8 8.1 20.2 18.3 2.6 SCANA / Public Service of North Carolina 02/16/99 691 955 1.8 12.2 NA 35.6 20.6 3.1 NIPSCO Industries / Bay State Gas 12/18/97 550 838 1.6 10.3 NA 24.9 NA 2.3 Min1.18.78.114.716.01.0Mean1.810.49.324.719.12.2Median1.810.28.823.418.22.3Max3.313.611.837.924.23.2Total Aggregate Value /Equity Value /

Valuation of Terasen Gas Terasen Gas Discounted Cash Flow (1) Project Franklin 73Note Includes 50% of 2006E cash flow Terasen Gas Discounted Cash FlowDiscount Rate7.0%8.0%9.0%FY 2010 EBITDA Multiple8.0x9.0x10.0x8.0x9.0x10.0x8.0x9.0x10.0x Year 4 EBITDA 350           350           350           350           350           350           350           350           350           Terminal Value 2,800        3,150        3,500        2,800        3,150        3,500        2,800        3,150        3,500        PV of Terminal Value @ 6/30/06 2,065        2,323        2,581        1,980        2,228        2,475        1,900        2,137        2,375        PV of Free Cash Flow @ 6/30/06  (1) 461           461           461           452           452           452           443           443           443           Estimated Aggregate Value 2,526        2,784        3,042        2,432        2,680        2,927        2,343        2,580        2,818        Implied Perpetuity Growth Rate 2.4% 2.9% 3.3% 3.3% 3.8% 4.2% 4.3% 4.8% 5.2%

Project Franklin Appendix D Valuation of Kite Canada

Project Franklin Valuation of Kite Canada Valuation of Kite Canada Kite Canada 74TransMountain Sale$MM Current Management Plan contemplates sale of TransMountain for $700MM to Key (6.7x 2007E EBITDA) Sale Value 700.0      Tax Leakage 122.0      After Tax Value578.0     Equity Income Valuation$MM Current Management plan contemplates residual equity income attributable to Kite Canada of $21MM Statistic Range P/E 2007 (17.0x-20.5x) 21 357-431 Average Valuation = 394

Valuation of Kite Canada

Kite Canada Public Market Comparables

As of August 22, 2006

Project Franklin

Source                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      FactSet and IBES estimates

Price to Earnings

x

2006 Mean: 20.3

2007 Mean: 19.9

2006

2007

Selected Ranges

2006 P/E

18.5x - 22.5x

2007 P/E

17.0x - 20.5x

Project Franklin Appendix E Valuation of Key

Project Franklin

Valuation of Key

Key Valuation Summary

Valuation Summary

	Statistic ($MM)
52 Week High / Low	
Public Market Trading Comps	
Current Yield (6.0-7.0%)	$3.23
Transaction Comps	
Agg Value / FY1 EBITDA (8.5x-11.5x)	$1,819
Discounted Cash Flow	
Discounted Equity Value	


Aggregate Value ($Bn)
1.4Bn Market Value
1.3
1.7
1.4
1.6
1.3
2.0
1.6
1.8
Indicative Range (1.3-1.7)
0.0
1.0
2.0
3.0

The Blackstone Group
Morgan Stanley 76

Valuation of Key MLP Public Market Comparables As of August 22, 2006 Project Franklin 77Yield % Source                                     FactSet, Company Filings Mean: 6.5% Legend Enbridge Energy Partners EEP TEPPCO Partners TPP Valero L.P. VLI Enterprise Products EPD ONEOK Partners OKS Magellan Midstream Partners MMP Plains All American  PAA Boardwalk Pipeline Partners BWP Crosstex Energy XTEX Energy Transfer Partners ETP

Valuation of Key MLP Transaction Comps Project Franklin 78Key UnitsOfferTotalTotal Enterprise Value /forAggregateLTM1 Yr FwdDateEquityValueEBITDAEBITDAAcquiror / TargetAnnounced($mm)($mm)(x)(x)Asset Description Kinder Morgan, Inc. / Terasen Inc. 8/1/2005 3,129.4 5,703.3 13.1 11.4 Gas LDC and pipelines business in Canada Valero LP / Kaneb Pipe Line Partners 11/1/2004 1,956.8 2,621.0 13.3 12.3 Merger of VLI and KPP to become largest terminal operator and  2nd largest petroleum liquids pipeline operator in US Enterprise Products Partners / GulfTerra Energy Partners 12/15/2003 3,772.3 4,733.3 10.9 9.7 Steps 1 and 2 of Enterprise/GulfTerra MLP merger MidAmerican Energy Co (Berkshire Hathaway Inc) / Northern Natural Gas Co. 7/29/2002 928.0 1,878.0 7.5 8.9 16,600mi natural gas pipeline extending from Permian Basin to  Midwest from Dynegy Inc. Kinder Morgan Energy Partners, L.P. / Tejas Gas LLC 12/17/2001 750.0 750.0 na  7.9 3,400-mile natural gas intrastate pipeline system in TX and LA  from InterGen, Inc. Duke Energy Corporation / Westcoast Energy 9/20/2001 3,425.9 8,500.0 9.8 9.1 6,900mi natural gas pipelines, natural gas storage & processing  and natural gas distribution utilities Mean10.99.9Median10.99.4High13.312.3Low7.57.9

Valuation of Key Key Discounted Equity Value Project Franklin Notes 1.                          Includes value of cumulative dividends and assumes 10.0% discount rate; assumes no KMR discount 2.                                         Includes value of cumulative dividends and assumes 11.5% discount rate; assumes no KMR discount 79 Present Value of Pro Forma Share Price  (2) 2007 2008 2009 2010 6.50% 50.40                          55.46 57.57 57.47 6.75% 48.70                          53.69 55.83 55.85 7.00% 47.12                          52.04 54.22 54.33 7.25% 45.65                          50.51 52.72 52.93 7.50% 44.28                          49.08 51.32 51.62 Yield